UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934


                                JANUARY 10, 2002
         ---------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                               FOSTER WHEELER LTD.
    ------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       BERMUDA                         1-286-2                   22-3802649
------------------------      -------------------------        -------------
(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)


                PERRYVILLE CORPORATE PARK CLINTON, NJ 08809-4000
                ------------------------------------------------
                     (Address of Principal Executive Office)


                                 (908) 730-4000
   --------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                (NOT APPLICABLE)
                    ----------------------------------------
                         (Former Name or Former Address,
                          If Changed Since Last Report)


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Item 9.    Regulation FD Disclosure

           On December 6, 2001, Foster Wheeler Ltd. (the "Company") announced that in connection with the sale of its power-generation plant in Mt. Carmel, Pennsylvania, there will be a charge taken of approximately $22 million in the fourth quarter as a result of the transaction. In addition, the Company is considering the possibility of taking certain restructuring and contract charges which have not been quantified.










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                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FOSTER WHEELER LTD.



Date:   January 10, 2002                         By:/S/ THOMAS R. O'BRIEN
                                                    ---------------------
                                                    Thomas R. O'Brien
                                                    General Counsel and
                                                    Senior Vice President




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